SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14c INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

/X/  Preliminary Information Statement
/ / Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))
/ /  Definitive Information Statement

                            Biogan International, Inc
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per  Exchange  Act Rules  14c-5(g) and 0-11

(1)  Title of each class of  securities  to which  transaction  applies:
                    Common Stock, par value $0.0001 per share

(2)  Aggregate number of securities to which transaction applies:
                             shares of Common Stock

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:




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                           BIOGAN INTERNATIONAL, INC.
                               7123 Potomac Drive
                               Boise, Idaho 83704

                             NOTICE TO STOCKHOLDERS

     The accompanying Information Statement is being mailed on or about January, 2000 to all stockholders of record of Biogan International, Inc. ("BIGM") on November 23, 1999 in connection with an amendment to BIGM's Certificate of Incorporation to change the name of the corporation from Biogan International, Inc. to HMZ Metals, Inc. and a one for twelve reverse stock split.

     The Board of Directors of BIGM and holders representing a majority of the outstanding voting stock of BIGM recently voted in favor of the change in corporate name and the reverse stock split (collectively, the "Amendment"). The Amendment is being made pursuant to and as a condition to closing under an agreement between BIGM and Hechi Industrial Co., Inc. ("Hechi") under which BIGM will acquire all of the shares of Hechi in exchange for 33,300,000 shares of BIGM. Hechi is engaged in the business of refining and mining metals in southeastern China.

     The Information Statement is furnished only to inform stockholders of BIGM of the above action before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Gilles LaVerdiere

President
January   , 2000

                           BIOGAN INTERNATIONAL, INC.
                               7123 Potomac Drive
                               Boise, Idaho 83704

                              INFORMATION STATEMENT

                                 January , 2000

CHANGE IN CORPORATE NAME AND REVERSE STOCK SPLIT
GENERAL

     This Information Statement is being delivered by Biogan International, Inc., a Delaware corporation ("BIGM" or the "Company"), in connection with an amendment to Biogan International Inc.'s Certificate of Incorporation (the "Charter") to change the name of the corporation from Biogan International, Inc. to HMZ Metals, Inc. and to effect a twelve for one reverse stock split.

     BIGM's Board of Directors (the "Board") and holders representing a majority of the outstanding voting stock of BIGM recently voted in favor of amending the Charter to change BIGM's corporate name from Biogan International, Inc. to HMZ Metals, Inc. and to effect a twelve for one reverse stock split. The name change and reverse stock split are being made as conditions to closing pursuant to an agreement, dated November 30, 1999 between the Company and Hechi Industrial Co., Inc. After the acquisition, the Company will be engaged in a metal refining and mining business and the new name more closely allied with the Company's proposed business. Management believes that the reverse stock split may allow the Company's stock to trade at higher prices and that it may cease to be a "penny stock" as defined under applicable Securities and Exchange Commission Rules(although no assurance is given that this will occur). Currently outstanding Company shares will automatically be reverse split into shares of HMZ Metals, Inc. after the reverse stock split. For example, if a shareholder currently owns 12,000 shares of Biogan, after the name change and reverse stock split, the shareholder will own 1,000 shares of HMZ Metals, Inc.

     The Reverse Stock Split will not change the stockholders' proportionate equity interest in the Company. The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares by to one twelfth the amount immediately prior to the reverse stock split. The number of authorized shares will not be changed in the reverse stock split. The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and non - assessable. The voting rights and other rights that accompany the Common Stock will not be altered by the amendment or the Reverse Stock Split. We are not asking holders for a proxy and it is not necessary for stockholders to tender their shares to the transfer agent after the reverse split is effected. After the reverse split is effected, Stockholders will receive a Letter of Transmittal advising them of the procedures involved in obtaining new stock certificates.

     Any tax liability to stockholders resulting from the Reverse Stock Split will likely not be substantial. The receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. If the Reverse Stock Split is approved,


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the tax basis of common  Stock  received as a result of the Reverse  Stock Split
(including any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split, including any fractional share interests to which the stockholder is entitled. Stockholders who receive cash in lieu of fractional shares of Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of common Stock, and they will recognize capital gain or loss in an amount equal to the differences between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

     The Company currently does not qualify for admission to the NASDAQ Small Cap Market (the "NASDAQ SmallCap"), because its per-share price is less than $4 per share and does not have shareholders equity of $3 Million or net tangible assets of $4 Million, all of which are criteria for inclusion in NASDAQ SmallCap. The effect of the Reverse Stock Split on the price per share will assist the Company in its efforts to meet the price per share requirements for admission into the NASDAQ SmallCap. The approval of the Reverse Stock Split may enable the Company, at an appropriate time in the future when other requirements are met or waivers may be obtained, to enhance the marketability of the stock. In addition, the approval of the Reverse Stock Split may put the Company in the position in the future, if its stock trades above the minimum threshold price, and its meets either of the financial tests, to meet all requirements for admission into the NASDAQ SmallCap without seeking a waiver. Because the Company's future performance is dependent on a number for business and general economic factors which cannot be predicted with any certainty, there can be no assurance that the financial requirements for admission into the NASDAQ SmallCap will be attained at any future point in time.

     The Board of Directors further believes that the relatively low per-share market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. Certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded form purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

     There can be no assurance that the Reverse Stock Split will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of approval of the Reverse Stock Split or that the approval of the Reverse Stock Split will otherwise have any of the effects described herein.

Certificates and Fractional Shares

     The certificates presently representing share of Common Stock will be deemed to represent one-twelfth the number of share of Common Stock after the effective date of the Reverse Stock Split.


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


New shares of Common Stock, will be issued in due course as old shares are tendered to the transfer agent for exchange of transfer. Fractional shares may be issued; however the Board reserves the right to tender cash to stockholders surrendering their old certificates for shares which are not evenly divisible by the ratio chosen for the Reverse Stock Split. The price payable by the Company will be determined by multiplying the fraction of a new share by the equivalent average of the closing prices for one old share of Common Stock for the ten business days immediately preceding the effective date of the Reverse Stock Split for which transactions in the Common Stock are reported, as reported by the Over-the-Counter Bulletin Board.

Source of Funds

     The funds with which to purchase fractional shares are available and will be paid from the current cash reserves of the Company. The Company's stockholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with any certainty the number of fractional shares and the total amount the company might choose to pay to redeem such fractional shares. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

AMENDMENT TO THE CHARTER

     The only amendments to the Charter will be to change BIGM's corporate name from Biogan International, Inc. to HMZ Metals, Inc. and to effect a one for twelve reverse stock split. After this amendment is effective, Article FIRST of the Charter will read in its entirety as follows:

     "FIRST: The name of the corporation (hereinafter called the "Corporation") is HMZ Metals, Inc."

     The name change is being made pursuant to an agreement and as a condition to closing thereunder. The name change will not affect the validity of currently outstanding stock certificates. BIGM's current stockholders will not be required to surrender or exchange any stock certificates that they now hold and should not send such certificates to BIGM or its transfer agent for exchange until they receive a letter of transmittal and other instructions from the transfer agent.

     Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, the name change cannot take effect until 20 days after this Information Statement is sent to BIGM's stockholders. Accordingly, BIGM plans to effect the name change as soon as possible after such 20-day period by filing a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware in compliance with Delaware law.


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


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth, as of November 23,1999, certain information concerning beneficial ownership of BIGM's voting securities by (i) each person known to BIGM to beneficially own 5% or more of BIGM's outstanding voting securities, (ii) all executive officers, directors and director nominees of BIGM naming them, and (iii) all executive officers and directors of BIGM as a group, without naming them.

                                              Common Stock         Percentage of
Name of Owner                                 Beneficially Owned   Ownership
--------------------------------------------------------------------------------

L. William Glazier                            10,500,000              12.3%
805 W. Cross Street
Woodland Hills, CA 95695

Rulon L. Tolman                                9,808,333              11.22%
7272 Glenridge View
Boise, Idaho 83709

Ronald J. Tolman, Vice President & Director    7,558,400               8.88%
2326 Bruins Avenue
Boise, Idaho 83704

Robert C. Montgomery, Secretary                2,938,746               2.81%
6940 Ashland
Boise, Idaho 83709

Gilles Laverdiere, Pres and Director           1,490,000               2.35%
1385 des Pluviers
Lonqueuil, Quebec, J4G 2N7

All Executive Officers and
Directors as a group (3 persons)              11,957,146              14.00%


                           REQUIRED APPROVALS OBTAINED

     By Unanimous Written Consent of the Board, dated November 23, 1999, the Board approved the amendment to the Charter to change BIGM's corporate name from Biogan International, Inc. to HMZ Metals, Inc. and to effect a one for twelve reverse stock split. Under Delaware law, the record date for such action, which determines the stockholders entitled to vote on such action, was the date of the Board consent, November 23, 1999 (the "Record Date").


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


     On the Record Date, BIGM had issued and outstanding 85,386,710 shares of Common Stock. By Written Consent in Lieu of a Meeting dated November 23, 1999, holders as of the Record Date representing 44,764,000 shares of common stock, 52.43% of the shares of Common Stock, approved the amendment to the Charter to change BIGM's corporate name from Biogan International, Inc. to HMZ Metals, Inc. and effect the one for twelve reverse stock split.

     Such actions by written consent satisfy the requirements for amending the Charter, as set forth in the Charter and under Delaware law, that BIGM obtain the approval of its Board of Directors and of stockholders representing a majority of the shares of capital stock entitled to vote on such action. Accordingly, BIGM stockholders will not be asked to take further action on the amendment at any future meeting.

     Delaware law does not afford to BIGM stockholders the opportunity to dissent from the action described in this Information Statement and receive value for their shares.

     This Information Statement is being mailed on or about January , 2000 to stockholders of record of BIGM on November 23, 1999.

     The Information Statement is furnished only to inform stockholders of BIGM of the above action before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934.

                    WEARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                                  OTHER MATTERS

                      Submission of Shareholder's Proposals

     Shareholders are advised that any proposals they may wish to submit for presentation at next year's Annual Meeting for inclusion in the Company's proxy statement and form of proxy for such meeting must be received by the Company on or before February 1, 2000.

                                   Form 10-KSB

     UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT A MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998. REQUESTS SHOULD BE MAILED TO 7213 POTOMAC DRIVE, BOISE, IDAHO 83704.


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


                                      Costs

     The cost of mailing this information statement has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send these materials to their principals, and the Company may reimburse them for any attendant expenses.


            BY ORDER OF THE BOARD OF DIRECTORS

            Gilles LaVerdiere, President

            January   , 2000


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